                                                                     EXHIBIT 4.1

Number Shares _____________



                      AMERICAN COMMUNITY PROPERTIES TRUST

          Organized Under the Laws of the State of Maryland

          This Certifies that ___________________ is the registered holder of _____________ Shares transferable only on the books of ACPT by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, ACPT has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunto affixed this ____ day of _________ 1998.


          __________________________     ___________________________
          President                      Secretary

          ACPT will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(D) of the Corporations and Associations Articles of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which ACPT has authority to issue and, if ACPT is authorized to issue any preferred or special class in series,
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of such subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of ACPT a copy of which will be sent without charge to each shareholder who requests. Such request must be made to the Secretary of ACPT at its principal office.

          The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of ACPT's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Declaration of Trust of ACPT, no Person may own more than two percent (2%) of the outstanding Common Shares. Any person who attempts to beneficially or constructively own shares in excess of the above limitation must immediately notify ACPT in writing. Attempted transfers in violation of the restrictions described shall be void ab initio. All capitalized terms in this legend have the meaning defined in ACPT's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the Secretary of ACPT at its principal office.

          The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws and regulations. Additional abbreviations may also be used though not in the list.

 TEN COM                       --    as tenants in common

 TEN ENT                       --    as tenants by the entireties

 JT TEN                        --    as joint tenants with right of survivorship and
                                     not as tenants in common

UNIF GIFT MIN ACT              --    ___________Custodian ________________
                                     (Cust)                (Minor)

under Uniform Gifts to Minors Act ___________________________________________
                                     (State)

          For value received, __________________________ hereby sell, assign and transfer unto

             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
                _______________________________________________


                _______________________________________________


                _______________________________________________

    (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

___________ Shares represented by this within certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated this ____ day of _________ 1998.

In presence of:


__________________________


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE.

                                      -3-